EXHIBIT 10.15

AMENDMENT NO. 1 dated as of August 2, 2018 (this “Amendment”), to the CREDIT AGREEMENT dated as of June 16, 2017 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, a Delaware limited liability company (the “Borrower”), each lender from time to time party thereto (each individually referred to therein as a “Lender” and collectively as “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
A. The Borrower has requested that (i) the Aggregate Commitments under the Credit Agreement be increased by an amount equal to $50,000,000 (the “Commitment Increase”), which Commitment Increase will be provided by Morgan Stanley Senior Funding, Inc. (the “Commitment Increase Lender”) and (ii) the Credit Agreement be amended as set forth herein.
B. The Commitment Increase Lender is willing to provide such additional Commitments, and the Lenders are willing to so amend the Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. The rules of interpretation set forth in Section 1.2 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
SECTION 2. Commitment Increase. (a) Subject to the terms and conditions set forth herein, the Lenders party hereto (including the Commitment Increase Lender) hereby agree that, effective as of the Amendment Effective Date (as defined below), the aggregate amount of the Commitments outstanding immediately prior to the Amendment Effective Date shall be increased by an amount equal to the Commitment Increase, and that such Commitment Increase shall be held, as of the Amendment Effective Date, by the Commitment Increase Lender. On and after the Amendment Effective Date, the Commitment Increase Lender shall, in its capacity as a Lender, make Loans to the Borrower, and otherwise extend credit (including by funding participations in Letters of Credit), in each case in accordance with the terms and subject to the conditions of the Credit Agreement, as amended hereby. Each Lender agrees that no amounts shall be due under Section 2.15(c) of the Credit Agreement as a result of the transactions contemplated by this Amendment.
(b)On the Amendment Effective Date, each of the Lenders with Commitments under the Credit Agreement immediately prior to the Amendment Effective Date (the “Existing Lenders”), shall assign to the Commitment Increase Lender, and the Commitment Increase Lender shall purchase from each of such Lenders, at the principal amount thereof, such interests in the Loans outstanding on the Amendment Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, the Loans will be held by the Existing Lenders and the Commitment Increase Lender ratably in accordance with their Commitments after giving effect to the Commitment Increase, and the participations in respect of Letters of Credit shall be reallocated so that such participations are held ratably among the Lenders in accordance with their commitments after giving effect to the Commitment Increase. Schedule 1.1A of the Credit Agreement, as amended by this Amendment, sets forth the Commitment of each Lender after giving effect to this Amendment.
(c)The Commitment Increase Lender, by delivering its signature page to this Amendment on the Amendment Effective Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or any Lender on the Amendment Effective Date. The Commitment Increase Lender shall become a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, in accordance with the terms thereof, and the Commitment Increase Lender shall have all the rights and obligations of a Lender under the Credit Agreement with respect to the interests purchased by it pursuant to such paragraphs, in accordance with the terms thereof.

SECTION 3. Amendments. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended as follows:
(a)The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
(i)“Amendment No. 1”: Amendment No. 1, dated as of August 2, 2018, among the Borrower, the Lenders party thereto and the Administrative Agent.
(ii)“Amendment Effective Date”: as defined in Amendment No. 1.
(iii)“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
(iv)“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
(v)“NYFRB”: the Federal Reserve Bank of New York.
(vi)“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(vii)“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight Borrowings with respect to Eurodollar Rate Loans by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
(b)The definition of “Base Rate” is hereby amended and restated in its entirety as follows:
“Base Rate”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted Eurodollar Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Eurodollar Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
(c)The definition of “Federal Funds Effective Rate” is hereby amended and restated in its entirety as follows:
“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.
(d)The definition of “Prime Rate” is hereby amended and restated in its entirety as follows:
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S.

or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
(e)The second recital of the Credit Agreement is hereby amended by deleting therefrom the dollar amount “$75,000,000” and substituting therefor the dollar amount “$125,000,000”.
(f)The last sentence of the definition of “Commitment” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “The aggregate amount of the Commitments as of the Amendment Effective Date is $125,000,000.”.
(g)Clause (a) of the definition of “Issuing Bank” set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “(a) JPMorgan Chase Bank, N.A., Barclays Bank PLC and Morgan Stanley Senior Funding, Inc. (it being understood and agreed that such entities can only issue standby Letters of Credit) and”.
(h)Clause (a) of the definition of “Maturity Date” set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the date “June 16, 2020” and substituting therefor the date “June 16, 2021”.
(i)Section 2.15(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(a)    Inability to Determine Applicable Interest Rate. (x) If at least two Business Days prior to the commencement of any Interest Period for a Eurodollar Rate Loan:
(i)the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or
(ii)the Administrative Agent is advised by the Required Lenders that the Adjusted Eurodollar Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees to do promptly thereafter, (A) any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan shall be ineffective and (B) if any Funding Notice requests a Eurodollar Rate Loan, such Borrowing shall be made as a Base Rate Loan; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted; provided, further, that, in each case, the Borrower may revoke any Conversion/Continuation Notice or Funding Notice that is pending when such notice is received.
(y) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for U.S. Dollar denominated syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.12(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Conversion/Continuation Notice that requests the conversion of any Loan to, or continuation of any Loan as, a Eurodollar Rate Loan shall be ineffective and (y) if any Funding Notice requests a Eurodollar Rate Loan, such Borrowing shall be made as a Base Rate Loan; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”
(j)Section 3.18 of the Credit Agreement is hereby amended by adding the following as the last sentence of Section 3.18: “As of the Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.”
(k)Section 5.7 of the Credit Agreement is hereby amended by replacing clause (c) thereof in its entirety to read as follows:
“(c) any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification;”
(l)Section 6.3(b)(1) of the Credit Agreement is hereby amended by deleting therefrom the dollar amount “$100,000,000” and substituting therefor the dollar amount “$125,000,000”.
(m)Schedule 1.1A of the Credit Agreement is hereby amended and restated in its entirety with Schedule 1.1A attached as Exhibit A to this Amendment.
SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and each of the other parties hereto that:
(a)As of the Amendment Effective Date, each Loan Party has duly executed and delivered and authorized this Amendment and this Amendment constitutes the legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).
(b)As of the Amendment Effective Date, (i) the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof and (ii) no Default or Event of Default has occurred and is continuing.
SECTION 5. Interest and Fees. On the Amendment Effective Date, the Borrower shall pay to the Administrative Agent, for the accounts of the Existing Lenders, all unpaid interest and any other amounts which have accrued for the period from the last date such interest and fees were paid to but excluding the Amendment Effective

Date. The interest and fees described in this Section 5 shall be payable in immediately available funds. Once paid, such interest and fees shall not be refundable under any circumstances.
SECTION 6. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the satisfaction or waiver, on or prior to August 2, 2018, of the following conditions precedent (the date on which all such conditions are satisfied or waived, the “Amendment Effective Date”):
(a)The Administrative Agent shall have received from the Borrower, each Existing Lender party hereto (which shall constitute the Required Lenders) and the Commitment Increase Lender either (i) a counterpart of this Amendment signed on behalf of such parties or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed signature page of this Amendment) that such parties have signed a counterpart of this Amendment.
(b)The Borrower shall have paid all fees due and payable as of the Amendment Effective Date and all expenses for which reasonably detailed invoices have been presented prior to the Amendment Effective Date that are due to the Administrative Agent and the Lenders and required to be paid on the Amendment Effective Date in connection with the transactions contemplated hereby.
(c)The representations and warranties set forth in Section 4 shall be true and correct.
(d)The Administrative Agent shall have received the results of recent Uniform Commercial Code, Tax and judgment lien searches in each relevant jurisdiction reasonably requested by the Administrative Agent with respect to the Borrower and IntermediateCo; and such searches shall reveal no Liens on any of the Collateral except for Liens permitted by Section 6.6 of the Credit Agreement.
(e)The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment Effective Date, substantially in the form of such certificate delivered on the Closing Date or otherwise in form and substance reasonably satisfactory to the Administrative Agent, with appropriate insertions and attachments.
(f)The Administrative Agent shall have received a good standing certificate (to the extent such concept is known in the relevant jurisdiction) from the applicable Governmental Authority of each Loan Party’s respective jurisdiction of incorporation, organization or formation dated a recent date prior to the Amendment Effective Date.
(g)The Administrative Agent shall have received, in form and substance reasonably acceptable to the Administrative Agent, a legal opinion of (i) Cravath, Swaine & Moore LLP, New York counsel to the Borrower and its Subsidiaries, (ii) Conyers Dill & Pearman Limited, Bermuda counsel to the Borrower and its Subsidiaries and (iii) Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Borrower and its Subsidiaries, in each case dated the Amendment Effective Date and addressed to the Administrative Agent and the Lenders.
(h)The Administrative Agent shall have received a solvency certificate, substantially in the form of Exhibit F to the Credit Agreement, executed by a Responsible Officer of the Borrower.
(i)(i) The Lenders shall have received, at least five days prior to the Amendment Effective Date, to the extent requested sufficiently in advance thereof, all documentation and other information with respect to the Borrower required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Amendment Effective Date, any Lender that has requested, in a written notice to the Borrower, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Amendment, the condition set forth in this clause (ii) shall be deemed to be satisfied).
The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.
SECTION 7. Consent and Reaffirmation. Each of the Loan Parties hereby (i) consents to this Amendment and the transactions contemplated hereby and (ii) agrees that, notwithstanding the effectiveness of this Amendment, its Obligations under each of the Loan Documents to which it is a party continues to be in full force and effect and the Liens granted under such Loan Documents shall secure any Loans made pursuant to the Commitment Increase. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, but a modification thereof pursuant to the terms contained herein.
SECTION 8. Loan Documents. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
SECTION 9. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be as effective as delivery of an original executed counterpart of this Amendment.
SECTION 10. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 11. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC, as the Borrower
By:	/s/ Joseph P. Adams Jr.
Name: Joseph P. Adams Jr.
Title: Chief Executive Officer

FORTRESS WORLDWIDE TRANSPORTATION AND INFRASTRUCTURE GENERAL PARTNERSHIP, as a Grantor
By:	/s/ Demetrios Tserpelis
Name: Demetrios Tserpelis
Title: Authorized Signatory

JPMORGAN CHASE BANK, N.A., as Administrative Agent, a Lender and Issuing Bank,
By:	/s/ Cristina Caviness
Name: Cristina Caviness
Title: Vice President

BARCLAYS BANK PLC, as a Lender and Issuing Bank
By:	/s/ Craig Malloy
Name: Craig Malloy
Title: Director

MORGAN STANLEY SENIOR FUNDING, INC., as the Commitment Increase Lender and Issuing Bank
By:	/s/ Michael King
Name: Michael King
Title: Vice President

EXHIBIT A

Schedule 1.1A

Commitments

Lender
Morgan Stanley Senior Funding, Inc.	$50,000,000.00
Barclays Bank PLC	$37,500,000.00
JPMorgan Chase Bank, N.A.	$37,500,000.00
Total Commitments	$125,000,000.00

Issuing Bank	LC Commitment
Morgan Stanley Senior Funding, Inc.	$10,000,000.00
Barclays Bank PLC	$7,500,000.00
JPMorgan Chase Bank, N.A.	$7,500,000.00
Total LC Commitments	$25,000,000.00